Exhibit 10.71

Supplemental Agreement to

Agreement for Sales of Buildings in Stock

This Supplemental Agreement is made by and between:

Party A: Wearnes Global (Suzhou) Co., Ltd., having its business address at 6F Weiyong Building, 10-1 Fengmen Road, Suzhou 215006, Jiangsu Province, hereafter referred to as “the Seller” ; and

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Party B: MFLEX Suzhou Co., Ltd., having its business address at 68 Nan Hu Road, Wuzhong Economic Development Zone, Suzhou 215128, Jiangsu Province, hereafter referred to as “the Buyer” ; and

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Party A and B hereafter collectively referred to “Parties”.

Whereas the parties hereto have on the sixth day of January, 2011 signed an Agreement for Sale of Buildings in Stock (hereinafter referred to as the “Master Agreement”).

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With respect to the Master Agreement, the parties reach the following agreements:

Article 1. The total area of transferred state-owned land use rights is 66,906.73 m2. The Seller confirms that any and all pre-conditions according to relevant laws for initial transfer of the land use rights have been met.

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Article 2. The total purchase price for the transferred land use rights and buildings or any other annexes thereon, shall be RMB thirty two million and three hundred thirteen thousand and five hundred sixty six (RMB 32,313,566) (“Purchase Price”), which will be paid by the Buyer in one lump sum within 15 days after execution of the Master Agreement and this Supplemental Agreement, into the trust account designated by Registration Management Centres of Wuzhong and Linhu Real Estate Transaction (“Management Centre” ).

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Article 3. The Purchase Price shall be transferred by the Management Centre to the Seller after issuance of new certificates of ownership of the land use rights and buildings to the Buyer reflecting the transfer herein.

Article 4. The Seller hereby confirms that as at the date of the signing of this Supplemental Agreement, there is no pending environmental pollution related property damage or personal injury claims or proceedings, or any ownership disputes in connection with the land use rights or the buildings and the annexes thereon. The Buyer shall not be liable for any environmental liabilities, present or future, caused by or attributable to the environmental conditions existing at the time of the execution of this Supplemental Agreement.

The Parties hereto acknowledge and agree that the current site environmental status is as per the Environmental Impact Report issued by Jiangsu Environment Protection Bureau in September, 2008.

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Article 5. This Agreement is supplemental to the Master Agreement and shall take effect at the same time as the Master Agreement. In case of discrepancy between this Supplemental Agreement and the Master Agreement, the articles in this Supplemental Agreement shall prevail.

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IN WITNESS WHEREOF, this Supplement Agreement is signed by the duly authorized representatives of the Parties on Jan 6th, 2011.

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For Wearnes Global (Suzhou) Co., Ltd. For MFLEX Suzhou Co., Ltd.

Name: Tay Pi Lan Name Lei Jin

Title: Chairman of Board of Directors Title: Chairman of Board of Directors

Signature: Signature:

3205011029674

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